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                                                                EXHIBIT 10.11.3

                         $30,000,000.00 PROMISSORY NOTE


$30,000,000.00             Charlotte, North Carolina           December 21, 1995


         For value received, the undersigned, whether one or more in number and if more than one, then jointly and severally, herein called "Borrower," promise(s) to pay to the order of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, 720 E. Wisconsin Avenue, Milwaukee, WI 53202, herein called "Lender," (or, at the option of the legal holder of this note (the "Note"), at such other place as Lender shall designate in writing), in coin or currency which, at the time or times of payment, is legal tender for public and private debts in the United states, the principal sum of THIRTY MILLION DOLLARS ($30,000,000.00) or so much thereof as shall have been advanced from time to time plus interest on the outstanding principal balance at the rate of and payable as follows:

                  Interest shall accrue from the date of advance until maturity at the rate of seven and seventy-one hundredths percent (7.71%) per annum (the "Interest Rate").

                  Accrued interest only shall be paid on the fifteenth day of the month following the date of advance (the "Initial Amortization Date") and on the fifteenth day of each month thereafter until February 15, 1996. Beginning on the fifteenth day of March, 1996 and on the fifteenth day of each and every month thereafter until the Maturity Date (as hereinafter defined), installments of principal and interest shall be paid in the amount of $225,811.00. All installments to be applied first in payment of interest and the remainder of each installment to be applied on principal. The entire unpaid principal balance plus accrued interest thereon shall be due and payable on December 15, 2005 (the "Maturity Date").

         Notwithstanding the above, upon written request from Borrower to Lender given not less than 180 days prior to the Maturity Date, Borrower has the option to extend the Maturity Date for an additional two (2) year term at an interest rate equal to 300 basis points (3%) over the then ten (10) year treasury rate "on the run" in effect on a date which is 180 days prior to the original Maturity Date. During the extended term, if any, the Note may be prepaid at any time without Prepayment Privilege Fee (defined below), upon not less than 90 days prior written notice.

         This Note may not be prepaid in part or in full except: (a) if the Maturity Date of the Note is extended as set forth above; (b) during the last thirty (30) days before the Maturity Date, provided the Borrower is note in default under any provision contained in the Loan Documents (as defined in Master Lien Instrument (defined below)); or (c) at any time during the initial term of the Senior Note (defined below) when the Senior Note is prepayable or at the initial maturity date of the Senior Note, or, in the event that the Senior
Note is extended, at any time during the extended term of the Senior Note. In the case of (b), allowed prepayments shall be at par, without Prepayment Privilege Fee. In the case of (c), the Note shall be


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prepayable only if the Senior Note is paid in full, and Borrower shall have the right, upon thirty days written notice, of paying the Note in full with a Prepayment Privilege Fee. In addition, prepayment(s) prior to Maturity Date or during any period when the Maturity Date has been extended due to (i) condemnation or (ii) insurance loss proceeds not applied to restoration of the property securing the Note shall be without a Prepayment Privilege Fee.

         In the event of a default under this Note, the Senior Note, or the Master Lien Instrument followed by acceleration of the whole indebtedness, payment of the amount necessary to satisfy the entire indebtedness evidenced by this Note will constitute an evasion of the prepayment prohibition hereunder and be deemed to be a voluntary prepayment hereof and such payment will, to the extent permitted by law, include a fee in an amount equal to the greater of Yield Maintenance (as defined below) or 2% of the outstanding principal balance of this Note to compensate Lender for its loss of contractual benefit. This fee, the "Prepayment Privilege Fee," represents consideration to Lender for loss of yield and reinvestment costs.

         As used herein, "Senior Note" means that certain promissory note dated February 15, 1994, in the original principal amount of $125,000,000.00 made by Borrower and payable to Lender.

         As used herein, "Yield Maintenance" means the amount, if any, by which
(i) the present value of the Then Remaining Payments (as hereinafter defined) calculated using a periodic discount rate (corresponding to the payment frequency under this Note) which , when compounded for such number of payment periods in a year, equals the per annum effective yield of the Most Recently Auctioned United States Treasury Obligation (as hereinafter defined) having a maturity date equal to the Maturity Date (or, if there is no such equal maturity date, then the linearly interpolated per annum effective yield of the two Most Recently Auctioned United States Treasury Obligations having maturity dates most nearly equivalent to the Maturity Date) as reported by the Wall Street Journal five business days prior to the date of prepayment exceeds (ii) the outstanding principal balance of this Note (exclusive of all accrued interest).

         If such United States Treasury obligation yield shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, then the periodic discount rate shall be equal to the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported, as of five business days preceding the prepayment date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded United States Treasury obligations having a constant maturity most nearly equivalent to the Maturity Date.

         As used herein, "Then Remaining Payments" means payments in such amount and at such times as would have been payable subsequent to the date of such prepayment in accordance with the terms of this Note.


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         As used herein, "Most Recently Auctioned United States Treasury
Obligations" shall mean the bonds and notes with maturities of 30 years, 10 years, 7 years, 5 years, 4 years, 3 years and 2 years which, as of the date the Prepayment Privilege Fee is calculated, were most recently auctioned by the United States Treasury.

         Borrower acknowledges and agrees that the Interest Rate hereunder shall be increased if certain financial statements and other reports are not furnished to Lender, all as described in more detail in the provision of the Master Lien Instrument entitled "Financial Statements".

         This Note is secured by a Master Lien Instrument dated February 15, 1994 as amended by a First Amendment to master Lien Instrument of date even herewith (the "Master Lien Instrument") executed by SUMMIT PROPERTIES PARTNERSHIP, L.P. to THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY OR TRUSTEES FOR THE BENEFIT THEREOF encumbering the following properties:

         (i) the "Summit Perico Property," formerly known as the "Bristol Bay Property" in Bradenton, Manatee County, Florida;

         (ii) the "Summit Heron's Run Property," formerly known as the "Heron's Run Property" in Sarasota, Sarasota County, Florida;

         (iii) the "Summit Del Ray Property," formerly known as the "Palm Cove Property" in Delray Beach, Palm Beach County, Florida;

         (iv) the "Summit Palm Lake Property," formerly known as the "Palm Lake Property" in West Palm Beach, Palm Beach County, Florida;

         (v) the "Summit Providence Property," formerly known as the "Providence Place Property" in Brandon, Hillsborough County, Florida;

         (vi) the "Summit Blue Ash Property," formerly known as "Regents Square Property" in Blue Ash, Hamilton County, Ohio;

         (vii) the "Summit Glen Property," formerly known as the "Asbury Glen Property" in Atlanta, Fulton County, Georgia;

         (viii) the "Summit Springs Property," formerly known as the "Asbury Park Property" in Norcross, Gwinnett County, Georgia;

         (ix) the "Summit Village Property," formerly known as the "Asbury Village Property" in Marietta, Cobb County, Georgia;

         (x) the "Summit Meadow Property," formerly known as the "Ashton Meadow Property" in Columbia, Howard County, Maryland;

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         (xi)     the "Summit Windsor Property," formerly known as the "Windsor
                  Farm Property" in Frederick, Frederick County, Maryland;

         (xii) the "Summit Charleston Property," formerly known as the "Charleston Place Property" in Charlotte, Mecklenburg County, North Carolina;

         (xiii) the "Summit Norcroft property," formerly known as the "Norcroft Property" in Charlotte, Mecklenburg County, North Carolina;

         (xiv) the "Summit Square Property," formerly known as the "Summit Property" in Durham, Durham County, North Carolina;

         (xv) the "Summit Waterford Property," formerly known as the "Waterford Property" in Midlothian, Chesterfield County, Virginia;

         The Master Lien Instrument encumbers the Summit Perico Property, the Summit Heron's Run Property, the Summit Del Ray Property, the Summit Palm Lake Property, the Summit Providence Property as a Mortgage and Security Agreement and Financing Statement; the Summit Blue Ash Property as an Open-End Mortgage and Security Agreement and Financing Statement; the Summit Glen Property, the Summit Springs Property, the Summit Village Property as a Deed to Secure a Debt, Security Agreement and Financing Statement; the Summit Meadow Property, the Summit Windsor Property, the Summit Charleston Property, the Summit Norcroft Property, the Summit Square Property, and the Summit Waterford property as a Deed of Trust, Security Agreement and Financing Statement. Property and Properties as used herein shall have the meaning ascribed to them in the Master Lien Instrument.

         Upon the occurrence of an Event of Default (as defined in the Master Lien Instrument), the whole unpaid principal and accrued interest shall, at the option of Lender, to be exercised at any time, become due and payable at once without notice, notice of the exercise of, and the intent to exercise, such notice being hereby expressly waived.

         All persons or corporations now or at any time liable, whether primarily or secondarily, for payment of indebtedness hereby evidenced, for themselves, their heirs, legal representatives, successors and assigns, respectively, expressly waive presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection, and consent that the time of said payments or any part thereof may be extended by Lender and further consent that the real or collateral security or any part thereof may be released by lender, without in any way modifying, altering, releasing, affecting, or limiting their respective liability or the lien of said Master Lien Instrument, and agree to pay reasonable attorney's fees actually incurred (based on the actual number of hours worked by legal counsel and paralegals multiplied by their usual and customary hourly rate then in effect) and actual out of pocket expenses of collection in case this Note is placed in the hands of an attorney for collection or suit or suits are brought thereon.

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         Any principal, interest or other amounts payable under this Note, the
Master Lien Instrument or other instruments securing payment hereof, not paid when due (without regard to any notice and/or cure provisions contained herein or in any of the other loan documents executed in connection with this Note), including principal becoming due by reason of acceleration by Lender of the entire unpaid balance of this Note, shall bear interest from the due date thereof until paid at the Default Rate, as hereinafter defined. The term "Default Rate" is defined as the lower of a rate equal to the interest rate in effect at the time of the default as herein provided plus 5% per annum or the maximum rate permitted by law.

         No provision of this Note shall require the payment or permit the collection of interest, including any fees paid which are construed under applicable law to be interest, in excess of the maximum permitted by law. If any such excess interest is collected or herein provided for, or shall be adjudicated to have been collected or be so provided for herein, the provisions of this paragraph shall govern, and Borrower shall not be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law and any such excess collected shall, at the option of Lender, unless otherwise required by applicable law, be immediately refunded to Borrower or credited on the principal of this Note immediately upon Lender's awareness of the collection of such excess.

         Notwithstanding any provision contained herein or in the Master Lien Instrument to the contrary, if Lender shall take action to enforce the collection of the indebtedness evidenced hereby or secured by the Master Lien Instrument (collectively, the "Indebtedness"), its recourse shall, except as provided below, be limited to the proceeds from the sale of the Properties and the proceeds realized by Lender in exercising its rights and remedies (i) under the Absolute Assignment (as defined in the Master Lien Instrument), (ii) under the Guarantee of Recourse Obligations of even date herewith executed by Summit Properties Partnership, L.P. and Summit Properties Inc. (the "Guarantor") for the benefit of Lender and under other separate guarantees, if any, (iii) under any of the other Loan Documents (as defined in the Master Lien Instrument) and
(iv) in any other collateral securing the Indebtedness. If such proceeds are insufficient to pay the Indebtedness, lender will never institute any action, suit, claim or demand in law or in equity against Borrower or its partners for or on account of such deficiency; provided, however, that the provisions contained in this paragraph shall not in any way affect or impair the validity or enforceability of the Indebtedness or the Master Lien Instrument; and provided, further, that the provisions contained in this paragraph shall not prevent Lender from seeking and obtaining a judgment against Borrower or any general partner of Borrower to the extent of any loss or damage to Lender resulting from any or all of the Recourse Obligations, and Borrower and any general partner of Borrower shall be personally liable, for the Recourse Obligations. As used herein, the term "Recourse Obligations" means

         (a) rents and other income from the Properties actually collected by Borrower from and after the date of any default under the Loan Documents remaining uncured on the date of the foreclosure sale of any of the Properties pursuant to the

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                  Master Lien Instrument or the conveyance of any of the
                  Properties to Lender in lieu of foreclosure.

         (b) amounts necessary to repair any damage to the Properties caused by the intentional acts or omissions of Borrower or its agents,

         (c) insurance loss and condemnation proceeds actually collected by Borrower but not applied in accordance with any agreement between Borrower and Lender as to their application,

         (d) amounts necessary to pay costs of investigation and clean-up of hazardous materials and toxic substances on or affecting the Properties, including groundwater or soils contamination, provided, the liability of Borrower and Guarantor shall be limited to claims arising by reason of events which occurred prior to resale of any of the Properties by Lender, except for expenditures due to overt actions of Lender or its agents while in possession, and provided further, that Lender shall take no action against Borrower or any Guarantor with respect to such matters as long as Borrower or any Guarantor is proceeding to remediate in such manner as is recommended by applicable governmental authorities, or is proceeding to contest any requirement imposed with respect to such violation in good faith and in a manner that does not expose Lender, in its reasonable judgment, to liability for such matters,

         (e) damages suffered by any Lender as a result of fraud or willful misrepresentation in connection with the Indebtedness by Borrower or any other person or entity acting on behalf of Borrower,

         (f) amounts necessary to pay real estate taxes, special assessments and insurance premiums with respect to the Properties (accrued through the date Lender or its assigns acquires any of the Properties) either paid by lender and not reimbursed prior to, or remaining due or delinquent on, either
                  (i) the later of (A) the date of a foreclosure sale of any of the properties pursuant to the Master Lien Instrument or (B) the date on which Borrower's statutory right of redemption, if any, shall expire or be waived or (ii) the date of the conveyance of any of the Properties to lender in lieu of foreclosure, and

         (g) amounts necessary to correct or repair any deficiencies or defects in the design and construction of the Improvements (as described in the Loan Commitment dated December 1, 1995 by and between The Northwestern Mutual Life Insurance Company and Summit Properties partnership, L.P.), whether now known or unknown, in Lender's reasonable discretion, which, by way of illustration, would include but not be limited to deficiencies or defects arising from: (A) any legal requirements imposed by the federal Fair Housing Act, (B) the use of Fire-Retardant Treated plywood ("FRT plywood") in the construction

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                  of the Improvements, or (C) the use of polybutylene piping in the construction of the Improvements.

         Time is of the essence with regard to each provision of this instrument. This instrument shall be interpreted, construed, and enforced in accordance with the laws of the State of North Carolina. If any provision of this instrument shall be invalid or unenforceable to any extent, the remainder of this instrument and the application of such provisions to other circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         IN WITNESS WHEREOF, this instrument has been executed by the Borrower as of the day and year first above written, under seal.

                                   SUMMIT PROPERTIES PARTNERSHIP, L.P.,
                                   a Delaware limited partnership

                                   By:      Summit Properties Inc., a Maryland
                                            corporation, general partner


                                            By: /s/ Michael G. Malone
                                                -----------------------------

                                            Attest: /s/ Judith M. Roller
                                                    -------------------------

(corporate seal)



Florida Documentary Stamps on this Note in the amount of $38,850.00 have been paid and affixed to the Master Lien Instrument, as amended, securing this Note and cancelled.


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LN-331899 / Georgia
Counterpart 11 of 13 for
recording in Fulton
County, Georgia

RECORDING REQUESTED BY
-------------------------------------



                    SPACE ABOVE THIS LINE FOR RECORDER'S USE
--------------------------------------------------------------------------------

                    FIRST AMENDMENT TO MASTER LIEN INSTRUMENT
                              (Georgia Cover Sheet)

This instrument was prepared by Robert J. Berdan, Attorney, for The Northwestern Mutual Life Insurance Company, 720 E. Wisconsin Avenue, Milwaukee, WI 53202.

                               FIRST AMENDMENT TO
        DEED TO SECURE A DEBT, SECURITY AGREEMENT AND FINANCING STATEMENT

                                      from

                       Summit Properties Partnership, L.P.

                                     Grantor

                                       to

             The Northwestern Mutual Life Insurance Company, Trustee

                               for the benefit of

                 The Northwestern Mutual Life Insurance Company

                                     Grantee

--------------------------------------------------------------------------------
                               MULTI-STATE LEGEND
The First Amendment to Master Lien Instrument has been executed in 13 counterparts for recordation in 13 counties in six states and is collateral security for a Promissory Note dated as of February 15, 1994, in the Original Principal Amount of $125,000,000.00, and a Promissory Note of date even herewith in the Original Principal Amount of $30,000,000.00. The fair market value attributed to the three properties located in Cobb County, Fulton County and Gwinnett County in the State of Georgia is as set forth in the Intangibles Tax Affidavit which allocates the indebtedness, for intangible tax purposes, between Georgia and the other states and among Cobb, Fulton and Gwinnett Counties. This First Amendment to Master Lien Instrument amends the Master Lien Instrument dated February 15, 1994 and recorded February 18, 1994 in the Fulton County, Georgia Clerk's Office in Book 17822, page 069; recorded February 21, 1994 in the Gwinnett County, Georgia Clerk's Office in Book 10025, page 1 as Document No. 025858; and recorded February 18, 1994 in the Cobb County, Georgia Clerk's Office in Book 8042, page 0403.

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Investment No. A-331899
Georgia, Fulton County

RECORDING REQUESTED BY
-------------------------------------



                    SPACE ABOVE THIS LINE FOR RECORDER'S USE
--------------------------------------------------------------------------------

This instrument was prepared by Robert J. Berdan, Attorney, for The Northwestern Mutual Life Insurance Company, 720 East Wisconsin Avenue, Milwaukee, WI 53202.

                               FIRST AMENDMENT TO
                     ABSOLUTE ASSIGNMENT OF LEASES AND RENTS
                               (With License Back)

         THIS FIRST AMENDMENT TO ABSOLUTE ASSIGNMENT OF LEASES AND RENTS ("First Amendment") is made as of the 21st day of December, 1995, by and between SUMMIT PROPERTIES PARTNERSHIP, L.P., a Delaware limited partnership, c/o Summit Properties Inc., Suite 800, 212 South Tryon Street, Charlotte, North Carolina 28281, (herein called "Borrower") and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, whole mailing address is c/o Real Estate Department, 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, (herein called "Lender").

         WHEREAS, Lender is the owner of a certain Promissory Note (the "Note") dated February 15, 1994 in the original principal amount of $125,000,000.00 made by Borrower and payable to Lender, secured by that certain Master Lien Instrument covering certain real and personal property located at the properties described in Exhibits "A-1" to "A-15" attached hereto and made a part hereof; and

         WHEREAS, in connection with making the loan evidenced by the Note, Borrower and Lender entered into that certain Absolute Assignment of Leases and Rents (the "Absolute Assignment") dated as of February 15, 1994 and recorded February 18, 1994 in the Fulton County, Georgia Clerk's Office in Book 17822, page 137; and

         WHEREAS, on or about this date, Lender is making a second loan to Borrower as evidenced by a promissory note of date even with this First Amendment in the original principal amount of thirty million dollars ($30,000,000.00) (the "$30,000,000.00 Note") executed by Borrower in favor of Lender; and

         WHEREAS, as a condition to making such loan, Lender has required that the Absolute Assignment be amended as provided herein;

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